UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 3, 2014, the Motorola Solutions Pension Plan (the “Plan”) closed its previously announced purchase from The Prudential Insurance Company of America (“PICA”) of a group annuity contract that requires PICA to pay and administer certain future annuity payments to approximately 30,000 Motorola Solutions, Inc. (the “Company”) retirees who have been receiving pension payments from the Plan. The purchase was made pursuant to the terms of the Definitive Purchase Agreement, dated as of September 22, 2014 (the “Agreement”), by and among the Company, PICA, Prudential Financial, Inc., and State Street Bank and Trust Company, as Independent Fiduciary of the Plan. The total premium paid by the Plan to PICA was the transfer of approximately $3.2 billion in Plan assets and is subject to customary post-closing true-ups.

In connection with the transactions contemplated by the Agreement, a new pension plan with substantially the same terms as the Plan (the “New Plan”) was established by the Company, and the New Plan offered lump-sum distributions (the “Lump-Sum Offer”) in a maximum amount of $1.0 billion (the “Cap”) to New Plan participants who have accrued a pension benefit, have left the Company prior to June 30, 2014, and had not yet started receiving pension benefit payments (the “Eligible Participants”). Because the aggregate amount of lump-sum distributions accepted by Eligible Participants exceeded the Cap, the terms of the Lump-Sum Offer provide that lump-sum payments will be made to Eligible Participants starting first with the smallest accepted lump sum distribution (by amount) and continuing in ascending order until the Cap has been met.

As a result of the consummation of the transactions contemplated by the Agreement and the payment of the $1.0 billion in lump-sum distributions referenced above, the Company expects to account for the transactions as a settlement of approximately $4.3 billion of obligations under U.S. generally accepted accounting principles.

The foregoing description of the Agreement and transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which was filed with the Company’s quarterly report for the quarter ended September 27, 2014.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the closing of the transactions contemplated by the Agreement and the payment of lump-sum distributions to certain Plan participants, and all other statements made in this Current Report on Form 8-K that are not historical facts, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “intend,” “anticipate,” or “believe”, or the negative of those words or other comparable words. These forward-looking statements are based on current expectations and assumptions, are not guarantees of future events or results, and are subject to various risks and uncertainties, including uncertainties inherent in regulatory reviews, market conditions and general and international economic conditions, and other factors which could affect the timing or the ability of the parties to close the transactions referenced in this Current Report on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward looking statements in this Current Report on Form 8-K are subject to the risks, uncertainties and other factors described in our news releases and filings with the SEC including but not limited to the factors under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2013 and our quarterly reports on Form 10-Q for the quarters ended March 29, 2014, June 28, 2014 and September 27, 2014.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations. The Company’s forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

By:	/s/ Robert O’Keef
Name: Robert O’Keef
Title: Corporate Vice President and Treasurer

Dated: December 3, 2014